(1) In addition to Baker Brothers Life Sciences Capital (GP), LLC (formerly Baker Biotech Capital III (GP), LLC), this form is being filed jointly by Julian C. Baker, Felix J. Baker, Baker Biotech Capital II (GP), LLC, Baker Biotech Capital II (Z)(GP), LLC and Baker Biotech Capital III (Z) (GP, LLC, each of whom has the same business address as Baker Brothers Life Sciences Capital (GP), LLC. Each of the reporting persons disclaims beneficial ownership of the securities reported hereon except to the extent of his or its pecuniary interest, if any, therein.

(2) On April 25, 2006, Baker Biotech Fund II, L.P., Baker Biotech Fund II (Z), L.P. and Baker Biotech Fund III (Z), L.P. were merged with and into Baker Biotech Fund III, L.P. which changed its name simultaneously therewith to Baker Brothers Life Sciences, L.P. Simultaneously therewith, Baker Biotech Capital II, L.P., Baker Biotech Capital II (Z), L.P., and Baker Biotech Capital III (Z), L.P., the general partners of Baker Biotech Fund II, L.P., Baker Biotech Fund II (Z), L.P. and Baker Biotech Fund III (Z), L.P., respectively, were merged with and into Baker Biotech Capital III, L.P., the general partner of Baker Biotech Fund III, L.P., and Baker Biotech Capital III, L.P. changed its name simultaneously therewith to Baker Brothers Life Sciences Capital, L.P. In addition, simultaneously therewith, Baker Biotech Capital II (GP), LLC, Baker Biotech Capital II
      (Z)(GP), LLC, and Baker Biotech Capital III (Z)(GP), LLC, the general partners of Baker Biotech Capital II, L.P., Baker Biotech Capital II (Z), L.P., and Baker Biotech Capital III (Z), L.P., respectively, were merged with and into Baker Biotech Capital III (GP), LLC, the general partner of Baker Biotech Capital III, L.P. and Baker Biotech Capital III (GP), LLC changed its name simultaneously therewith to Baker Brothers Life Sciences Capital (GP), LLC. Julian C. Baker and Felix J. Baker are the controlling members of Baker Biotech Capital II (GP), LLC, Baker Biotech Capital II
      (Z)(GP), LLC, Baker Biotech Capital III (Z)(GP), LLC and Baker Brothers Life Sciences Capital (GP), LLC, and may have a pecuniary interest in securities held by them. Such pecuniary interest, if any, was unchanged as a result of the mergers referred to herein. Julian C. Baker disclaims beneficial ownership of the securities reported herein except to the extent of his pecuniary interest, if any, therein.

(3)   Represents securities owned directly by Baker Biotech Fund II, L.P.

(4)   Represents securities owned directly by Baker Biotech Fund II (Z), L.P.

(5)   Represents securities owned directly by Baker Biotech Fund III (Z), L.P.

(6) Represents securities owned directly by Baker Brothers Life Sciences, L.P. (formerly known as Baker Biotech Fund III, L.P.).

(7)   None

(8)   Immediately

(9)   5,261.25 - for - 1